UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): November 8, 2011

Commission file number 001-32511

IHS INC.
(Exact name of registrant as specified in its charter)

Delaware (State or Other Jurisdiction of Incorporation or Organization)	13‑3769440 (I.R.S. Employer Identification Number)

15 Inverness Way East
Englewood, CO 80112
(Address of principal executive offices)
(303) 790‑0600
(Registrant's telephone number, including area code)

Former name or former address, if changed since last report: Not Applicable
______________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR  240.13e-4(c))

Item 7.01. Regulation FD Disclosure.

During three previously announced public conferences, IHS Inc. plans to publicly reaffirm its earnings guidance, which had been announced on November 3, 2011. The presentations by IHS executives are scheduled to occur at: (i) the Piper Jaffray Technology, Media & Telecommunications Conference on November 8, 2011 at approximately 10:30 a.m. EST; (ii) the J.P. Morgan Ultimate Services Investor Conference on November 9, 2011 at approximately 9:45 a.m. EST; and (iii) the Wells Fargo Securities 2011 Technology, Media & Telecom Conference on November 9, 2011 at approximately 2:05 p.m. EST.

Live webcasts and replays of each IHS presentation will be found on the IHS website (http://investor.ihs.com) with replays available for approximately 90 days following each event.

The financial guidance referred to above contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended. Forward-looking statements are subject to various risks and uncertainties that could cause actual results and developments to differ materially from such statements. These risks and uncertainties include those discussed or identified by IHS from time to time in its public filings available from the SEC or on the IHS website (www.ihs.com). A number of factors could cause the company's actual results, performance, achievements, or industry results to be materially different from any future results, performance, or achievements expressed or implied by these forward-looking statements. Due to these uncertainties and risks, readers of this Current Report on Form 8-K are cautioned not to place undue reliance on such forward-looking statements, which speak only as of the date of this report. IHS disclaims any duty to update guidance or any other forward-looking statement to reflect subsequent events, actual results, or changes in the company's expectations.

This information shall not be deemed "filed" for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), or incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in any such filing.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

IHS INC.

November 8, 2011	By:	/s/ Stephen Green
Stephen Green
General Counsel and Secretary

2